UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            November 1, 2000

LASER Mortgage Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13563 (Commission File Number)	22-3535916 (IRS Employer ID Number)

65 East 55th Street, New York, New York (Address of principal executive offices)	10022 (Zip Code)

           Registrant's Telephone Number, including area code:                 212-758-6200

N/A
(Former name or former address, if changed since last report)

Item 5.      Other Events.

         On November 3, 2000, the Registrant issued a press release announcing that the Registrant has extended the management agreement with Mariner Mortgage Management, L.L.C. for an additional period of one year, with the Registrant retaining the right to terminate the management agreement on 30 days’ notice. The Registrant's Board of Directors presently intends to reconsider the issue of the Registrant's management after a decision has been reached regarding the future direction of the Registrant.

        The complete text of the press release dated November 3, 2000 is set forth as Exhibit 99.1 hereto.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

         None.

(b) Pro Forma Financial Statements

         None.

(c) Exhibits

10.1      First Amendment to the Management Agreement dated as of November 1, 2000 by and between the Registrant and Mariner Mortgage Management, L.L.C.

99.1      Press Release, dated November 3, 2000

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER MORTGAGE MANAGEMENT, INC. By: /s/ William J. Michaelcheck Name: William J. Michaelcheck Title: President

Dated: November 3, 2000

EXHIBIT INDEX

Exhibit 10.1 99.1	Description First Amendment to the Management Agreement dated as of November 1, 2000 by and between the Registrant and Mariner Mortgage Management, L.L.C. Press Release, dated November 3, 2000